Exhibit 99.1

XMax to Acquire Hexa Creation, Developer of 1200V Vertical GaN Power Semiconductor Technology

Transaction gives XMax footing in high-voltage GaN power technology aimed at AI data center power infrastructure

LOS ANGELES, October 9, 2026 (GLOBE NEWSWIRE) — XMax Inc. (NASDAQ: XMAX) (“XMax” or the “Company”), a distributor of contemporary furniture and artificial intelligence software and platform-based service provider, today announced that it has entered into a definitive share purchase agreement to acquire 100% of the issued and outstanding shares of Hexa Creation Inc. (“Hexa Creation” or “HexaGaN”), a U.S.-based company focused on 1200V vertical gallium nitride (GaN) power semiconductor technology for AI data center power infrastructure and other high-voltage applications. The material terms of the Agreement will be disclosed in the Form 8-K filed by the Company with the SEC on October 9, 2026

Strategic Rationale

XMax is acquiring Hexa Creation to extend its AI strategy into power infrastructure for AI computing and other high-voltage applications. The Company believes the acquisition supports its broader strategy of diversification and long-term value creation.

Hexa Creation’s technology roadmap centers on a native 1200V vertical GaN trench MOSFET designed for high-voltage and high-power applications beyond the 650V-and-below range where much of today’s commercial GaN market is concentrated. Hexa Creation holds an exclusive license to certain patents and related intellectual property owned by one of the largest public universities in the United States supporting its high-voltage vertical GaN technology platform.

According to Yole Group’s report of “From chargers to data centers: power GaN market set for rapid sixfold expansion by 2030” published in October 2025, the global GaN power device market is expected to grow from approximately $355 million in 2024 to approximately $3.0 billion by 2030, representing a compound annual growth rate of approximately 42%.

As next-generation AI data centers move toward higher-voltage power architectures, including emerging 800VDC systems, XMax believes demand may increase for high-efficiency, 1200V-class power semiconductor devices. Hexa Creation is targeting these emerging AI power-infrastructure applications, as well as electric vehicles, energy storage, ultra-fast charging and other high-voltage markets.

The Company believes, over time, Hexa Creation’s technology roadmap may consider expansion from discrete power devices into power modules and broader power-system solutions.

“This acquisition marks XMax’s entry into high-voltage power semiconductors, a field closely tied to the growing power demands of AI infrastructure. The acquisition of Hexa Creation diversifies our business opportunities and complements XMax’s growing AI business as XMax builds out AI software, platform-based and GPU services through our wholly owned subsidiaries XMax AI Inc. and Elonx AI Holdings PTE. LTD.,” said Andy Lu, Chief Executive Officer of XMax.

“We believe the acquisition by XMax would give our 1200V vertical GaN work a path toward commercialization. We believe vertical GaN can bring higher efficiency and power density to high-voltage applications, and XMax’s support allows us to focus on advancing that technology.” said Professor Yuji Zhao, CEO and Founder of Hexa Creation.

About XMax Inc.

Headquartered in Commerce, California, XMax Inc. (NASDAQ: XMAX), formerly known as Nova LifeStyle, Inc., is a diversified company engaged in the design, sourcing, and distribution of contemporary furniture, as well as the development of artificial intelligence technologies and applications. The Company operates through an established global network of suppliers, distributors, and e-commerce channels, serving a broad customer base. In addition, the Company has expanded into artificial intelligence technologies, including AI software and platform-based services through its wholly owned subsidiaries XMax AI Inc. and Elonx AI Holdings PTE. LTD., to support future growth. By leveraging emerging technologies, the Company aims to drive diversification and long-term value creation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding anticipated customer demand, future commercial opportunities, expected growth of the Company’s AI business, expansion of GPU services, strategic partnerships, vertical GaN technology and related power GaN business and future financial performance. These statements are based on current expectations, assumptions and analyses made by us in light of our experience and our perception of trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances, and are subject to risks and uncertainties that may cause actual results to differ materially. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. XMAX Inc. undertakes no obligation to update any forward-looking statements except as required by law.

Investor Relations Contact

ICR LLC

XMaxIR@icrinc.com